Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-77016) pertaining to The Princeton Review, Inc. 401(k) Employee Savings Plan of our report dated May 28, 2004, with respect to the financial statements of The Princeton Review, Inc. 401(k) Employee Savings Plan included in Amendment No.1 to the Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ HOLTZ RUBENSTEIN & CO., LLP

Holtz Rubenstein & Co., LLP

Melville, New York

July 12, 2004